EXHIBIT 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This SETTLEMENT AGREEMENT AND MUTUAL RELEASE (the “Agreement”) is made and shall be effective as of August 28, 2013, by and between Adrenalina, Inc. (“Adrenalina”), Gigantic Parfums, LLC and Ilia Lekach (the “Adrenalina Parties”), on the one hand, and Selena Gomez and July Moon Productions, Inc. (the “Gomez Parties”) on the other. Collectively, the above-referenced entities and individuals shall be referred to herein as the “Parties.”

RECITALS

WHEREAS, a dispute has arisen between the Adrenalina Parties and the Gomez Parties regarding a Licensing Agreement (“Licensing Agreement Dispute”) entered into between Adrenalina, on the one hand, and the Gomez Parties, on the other, on or about June 14, 2011 (the “Licensing Agreement”);

WHEREAS, the Licensing Agreement Dispute is the subject of allegations set forth in the pending action filed by Adrenalina in Los Angeles County Superior Court, entitled Adrenalina Incorporated vs. July Moon Productions, Inc., and Selena Gomez, Case No. SC120598 (the “Action”);

WHEREAS, the Gomez Parties filed cross-claims in the action against the Adrenalina Parties and intended to file additional cross-claims (collectively, the “Cross-Claims”);

WHEREAS, the Parties desire to fully and completely resolve all disputes associated with, or in any way related to, the Licensing Agreement Dispute, and any other disputes or matters of any nature that were asserted or may or could have been asserted by the Parties against each other in the Action (collectively, the “Disputes”);

WHEREAS, the Parties have agreed to compromise their respective claims and defenses, in order to avoid the expense and uncertainty of further litigation. This Agreement is a compromise of disputed claims, and nothing contained herein is to be construed as an admission of fact or of liability on the part of any Party or of the absence of liability by any Party with respect to the Disputes.

NOW, THEREFORE, in consideration of the covenants, agreements, representations, and warranties contained in this Agreement, and for valid and binding consideration, the sufficiency of which is hereby acknowledged by the Parties, the Parties hereby agree as follows:

1.  Payment Upon Execution

The Gomez Parties shall pay Adrenalina Inc. the amount of $500,000 immediately upon mutual execution of this Agreement by wire transfer pursuant to wire instructions to be separately provided.

2.  Termination Of Licensing Agreement

By this Agreement, the Adrenalina Parties acknowledge that the Licensing Agreement has been terminated and they have no further right to develop, produce, manufacture, market, distribute and/or sell any products that it was otherwise entitled to develop, produce, manufacture, market, distribute and/or sell under the Licensing Agreement except as set forth in this Agreement. For the avoidance of doubt, the Parties hereby acknowledge that the Gomez Parties are and shall be the sole owners of any intellectual property relating to the License Agreement and/or the Products and/or Trademark (as those terms are defined under the License Agreement), including without limitation juices, product formulas, product specifications, chemical and mineral compositions, and product names, molds, and bottle and cap designs.

Adrenalina will immediately inform in writing the manufacturers in possession of the molds that the Gomez Parties are the owners of the molds and any technical drawings, and will cooperate in any efforts by the Gomez Parties to have the molds shipped to her designee in the United States or elsewhere at the Gomez Parties’ expense.

The Adrenalina Parties shall be prohibited from using or otherwise exploiting Selena Gomez's name, image, likeness, persona and/or other publicity rights for any purpose whatsoever other than in connection with the Adrenalina Parties' sell-off rights outlined in Section 4 herein.

3.  The Gomez Parties’ Royalty Payment To Adrenalina

Upon the Gomez Parties (or any new or existing entity owned by or affiliated with Gomez and/or July Moon Productions Inc.) licensing and/or assigning the right to use Gomez’s name and/or likeness in connection with the manufacture and/or distribution of perfume (the “New Perfume Agreement”) in any territory worldwide (whether in one or more new agreements), the Gomez Parties shall pay to Adrenalina one and one-half percent (1.5%) of the Net Sales (as that term is defined and upon which the Gomez Parties’ royalties are calculated under the New Perfume Agreement(s)) for a five-year period. For the sake of clarity, the Adrenalina Parties are entitled to 1.5% of Net Sales upon which the Gomez Parties’ royalties are calculated under the New Perfume Agreement(s), and not 1.5% of the Gomez Parties’ share of the royalty. If the New Perfume Agreement is for a term of less than five (5) years, Adrenalina is entitled to the same royalty on the Gomez Parties’ next perfume license so that Adrenalina receives royalties for a full five years.

(a) The Gomez Parties will provide to Adrenalina a copy of the relevant financial terms (including but not limited to the minimum annual sales for the first five years) of the New Perfume Agreement(s) within five (5) days of execution, and Adrenalina agrees to keep confidential the terms of New Perfume Agreement(s) unless Adrenalina needs to enforce its rights under the Agreement pursuant to Paragraph 9.

(b) The payments due from the Gomez Parties to the Adrenalina Parties under this paragraph 3 shall be due within five (5) business days of the Gomez Parties' actual receipt of royalty payments under the New Perfume Agreement.

(c) Along with each payment made under paragraph 3 of this Agreement, Gomez shall provide the Adrenalina Parties a copy of the most recent royalty statement provided to the Gomez Parties under the New Perfume Agreement.

(d) All payments and royalty statements due by Gomez to the Adrenalina Parties pursuant to this provision shall be directed to the following address:

Ilia Lekach Adrenalina Inc.
1250 Hallandale Blvd., #420 Hallandale Beach, FL 33009

4.  The Adrenalina Parties’ Sell-Off Rights

The Adrenalina Parties are currently in possession of components listed on Exhibit A (the “Perfume Components”), which are components designed specifically for the perfume manufactured and distributed by the Adrenalina Parties pursuant to the Licensing Agreement (the “Gomez Perfume”). The Adrenalina Parties shall have thirty (30) days from the last date of mutual execution of this Agreement, or September 5, 2013, whichever comes later (the “Sell-Off Period”) to use the Perfume Components to sell units of the Gomez Perfume to wholesalers, among others. For the sake of clarity, the Adrenalina Parties shall be prohibited from manufacturing or otherwise assembling any Perfume Components, and/or taking any new orders, of Gomez Perfume following the expiration of the Sell-Off Period, but they may ship Gomez Perfume up to seven (7) business days after the Sell-Off Period. The  Adrenalina  Parties represent and warrant that the components listed in Exhibit A are the only components that they have in their possession for manufacturing the Gomez Perfume and that they are not aware of any third party having any component for manufacturing the Gomez Perfume beyond those listed in Exhibit A.

(a) If additional components are required to convert the Perfume Components, including the perfume itself, into completed units of the Gomez Perfume during the Sell- Off Period, the Adrenalina Parties shall be entitled to purchase only such additional components which are necessary to convert the Perfume Components into completed units of the Gomez Perfume. Under no circumstances shall the Adrenalina Parties be permitted to sell units and/or styles in excess of the figures reflected in Exhibit A hereto.

(b) Adrenalina will only use images of Gomez previously approved by her for marketing of the Gomez Perfume during the Sell-Off Period.

(c) Within three (3) business days of the conclusion of the Sell-Off Period, the Adrenalina Parties shall pay to the Gomez Parties 5% of Wholesale Net Sales (as that term is defined in the Licensing Agreement) of the Gomez Perfume sold during the Sell- Off Period. The Adrenalina Parties shall provide to the Gomez Parties copies of all invoices from sales made by Adrenalina to wholesalers (or others) during the Sell-Off Period.

(d) If the Adrenalina Parties fail to pay the royalty due to the Gomez Parties pursuant to paragraph 3(b) of the this Agreement, the Adrenalina Parties shall pay to the Gomez Parties the sum of $250,000 in addition to any other remedies to which the Gomez Parties may be entitled to in law or in equity. Without limitation to the Gomez Parties' rights and remedies, the Gomez Parties shall be entitled to offset the amount owed against royalties payable by the Gomez Parties to the Adrenalina Parties under paragraph 3 of this Agreement.

(e) If the Adrenalina Parties accept new orders of the Gomez Perfume after the expiration of the Sell-Off Period or otherwise violate this provision by manufacturing, selling and/or distributing Perfume Components and/or the Gomez Perfume beyond expiration of the Sell-Off Period, the Adrenalina Parties shall pay to the Gomez Parties the amount of $250,000 in addition to any other remedies to which the Gomez Parties may be entitled to in law or in equity. In particular, the Adrenalina Parties acknowledge that in the event of a breach or threatened breach of this provision by the Adrenalina Parties, the Gomez Parties will suffer significant and irreparable harm that cannot be satisfactorily compensated in monetary terms and for which the Gomez Parties have no adequate remedy at law. Therefore, the Gomez Parties shall be entitled to obtain injunctive relief to enforce this provision, including without limitation a temporary restraining order, preliminary injunction and/or permanent injunction.

5.  Dismissal of the Action And All Cross-Claims With Prejudice

Within ten (10) calendar days of the execution of this Agreement, the parties shall execute and cause to be filed a Notice of Dismissal of the Action, dismissing the Action, including the Cross-Claims, in their entirety with prejudice. In accordance with Section 9 below, the Parties agree that the Court will retain jurisdiction over the parties to enforce the settlement until performance in full of the terms of this Agreement pursuant to California Code of Civil Procedure Section 664.6.

6.  Mutual and General Releases

(a) Definition of “Affiliated Parties”. As used in this Agreement, the term “Affiliated Parties” shall refer to a party’s owners, affiliates, partners, members, managers, directors, officers, shareholders, parent corporations, partnerships, trusts, beneficiaries, agents, representatives, administrators, predecessors, successors, assigns, principals, subsidiaries, divisions, insurers and insurance companies, attorneys, employers and employees, and each of them.

(b) Releases by the Adrenalina Parties. Except for the rights and obligations arising under this Agreement, upon full execution and delivery of this Agreement by all Parties, in consideration of the mutual promises and covenants undertaken herein, the Adrenalina Parties for themselves and for their Affiliated Parties, and each of them, do fully and forever relieve, release and discharge the Gomez Parties and their Affiliated Parties, including without limitation Creative Artists Agency and Christian Carino, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, fees, disbursements, costs, and expenses (including, but not limited to, actual attorneys’ fees and costs), accounts, liens, damages, warranties, actions, causes of action and claims for relief that the Adrenalina Parties and their Affiliated Parties now have or may have in the future against the Gomez Parties and their Affiliated Parties for any reason whatsoever, whether known or unknown, suspected or unsuspected, concealed or overt, patent or latent, contingent or certain, at law or in equity, of any nature, arising from or relating to any facts and/or circumstances existing at the time of this Agreement, including but not limited to any such matters that arise out of, or are in any way related to the Disputes, or that arise out of, or are in any way related to, disputes or matters among the parties prior to the effective date of this Agreement, and any other disputes or matters that may or could have been brought by the Adrenalina Parties and their Affiliated Parties against the Gomez Parties or their Affiliated Parties, in connection therewith or in connection with the Licensing Agreement.

(c) Releases by Gomez Parties. Except for the rights and obligations arising under this Agreement, upon full execution and delivery of this Agreement by all Parties, in consideration of the mutual promises and covenants undertaken herein, the Gomez Parties, for themselves and for their Affiliated Parties, and each of them, do fully and forever relieve, release and discharge the Adrenalina Parties and their Affiliated Parties, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, fees, disbursements, costs, and expenses (including, but not limited to, actual attorneys’ fees and costs), accounts, liens, damages, warranties, actions, causes of action and claims for relief, including without limitation, trademark and/or right of publicity claims, that the Gomez Parties, and their Affiliated Parties now have or may have in the future against the Adrenalina Parties and their Affiliated Parties, for any reason whatsoever, whether known or unknown, suspected or unsuspected, concealed or overt, patent or latent, contingent or certain, at law or in equity, of any nature, arising from or relating to any facts and/or circumstances existing at the time of this Agreement, including but not limited to any such matters that arise out of, or are in any way related to, the Disputes, or that arise out of, or are in any way related to, disputes or matters among the parties prior to the effective date of this Agreement, and any other disputes or matters that may or could have been brought by the Gomez Parties, or their Affiliated Parties against the Adrenalina Parties or their Affiliated Parties, in connection therewith or in connection with the Licensing Agreement.

(d) Covenant Not to Sue. The Parties, or any of them, shall not initiate or prosecute by claim, cross-claim, counter-claim, third party claim or otherwise, any claim or action against any party to this Agreement (including all Affiliated Parties released under this Agreement), before any state or federal agency, court or other tribunal of competent jurisdiction which in any manner relates to any or all of the matters which are released in this Agreement, except for enforcement of the obligations of the Parties under this Agreement.

7.  Waiver of California Civil Code § 1542

(a) Waiver. The Parties understand and agree that the releases contained herein extend to all claims of any nature and kind whatsoever related to claims or facts arising from the Disputes or the Parties’ Agreements. In that regard, the Parties, and each of them, acknowledge that they are familiar with the provisions of Section 1542 of the California Civil Code which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW  OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME   OF   EXECUTING   THE   RELEASE,   WHICH   IF

KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Parties, and each of them, hereby knowingly and voluntarily waive any and all rights they may have under Section 1542.

(b) Subsequent Facts. In connection with the waiver and relinquishment of the rights described in Section 1542, the Parties, and each of them, acknowledge that they may hereafter discover facts in addition to or different from those which they know or believe to be true with respect to the releases contained in this Agreement, but that it is their intention fully, finally and forever to settle and release the matters, disputes and differences, whether known or unknown, suspected or unsuspected, concealed or overt, patent or latent, contingent or certain, at law or in equity, that arise out of, or in any way relate to the Disputes or to the Parties’ Agreements, prior to the effective date of this Agreement, and any other matters that may or could have been brought by the Parties in connection therewith, which may now exist or heretofore have existed with the other Parties. This release shall be and remain in effect as a full and complete release notwithstanding the subsequent discovery or existence of any additional or different facts.

8.  Provisions of License Agreement Still in Effect

Notwithstanding Section 2 regarding termination of the License Agreement, the following provisions of the License Agreement remain in effect subject to the modifications set forth below:

▪	Paragraph 13 except that the Parties acknowledge the License Agreement itself is a public document

▪	Paragraph 15 except for the second sentence of 15(a)

▪	Paragraph 16

▪	Paragraph 17

▪	Paragraph 18(d) and 18(g)

▪	Paragraph 24

9.  No Admission of Liability

It is understood and agreed that the settlement which is the subject of this Agreement is a compromise of disputed claims and that any consideration given, or the fact that this settlement was entered into, is not to be construed as an admission of liability by the Parties, or any of them individually. The Parties deny any liability and, by this instrument, intend merely to avoid further litigation. The settlement memorialized in this Agreement has been arrived at after thorough bargaining and negotiations at arm’s length and represents the final, mutually agreeable compromise.

10.  Enforcement of Agreement

The Parties agree that the Court will retain jurisdiction over the parties to enforce the settlement until performance in full of the terms of this Agreement pursuant to California Code of Civil Procedure Section 664.6.

11.  General Provisions

(a) No  Pending  Actions. Each party to this Agreement represents and warrants for the benefit of the other parties that he, she, it or they have not filed any lawsuit, arbitration proceeding, administrative action, or any other action, claim or proceeding of any kind against any of the Parties released hereunder (including any party’s Affiliated Parties), except for the Action.

(b) Warranty of No Assignment of Claims. Each party to the Agreement mutually warrants and represents to the other parties that no right, claim, cause of action, or demand, or any part thereof, which he, she, it or they have against the other Parties to this Agreement (including any party’s Affiliated Parties) has been or will be assigned, granted, or transferred in any way to any other person, entity, firm, or corporation, in any manner whatsoever.

(c) Successors. This Agreement is binding upon and shall inure to the benefit of the Parties hereto and to their respective predecessors-in-interest, successors, permitted assigns, agents, employees, board members, directors, officers, stockholders, members and affiliates.

(d) Agreement Read by Parties. Each party to this Agreement has read and fully understands all of the terms used and their significance. Each party hereto represents and warrants to and for the benefit of each other party that it has been represented by legal counsel of its own choice in the negotiation and preparation of this Agreement, that each Party has contributed to the drafting of this Agreement with the assistance of counsel, and that this Agreement is executed voluntarily without duress or undue influence on the part or on behalf of any other party.

(e) Complete Agreement; Amendment. This Agreement contains the entire agreement between the Parties hereto and supersedes all prior agreements, representations, warranties, statements, promises, and understandings, whether oral or written, with respect to the subject matter hereof. No party shall be bound by any oral or written agreements, representations, warranties, statements, promises, or understandings not specifically set forth in this Agreement or the exhibits hereto. This Agreement may not be amended, altered, or modified except by a writing signed by all Parties hereto.

(f) Other Assurances. Each of the Parties agrees to perform such further acts and to execute and deliver, at the reasonable request of the other Party, such further documents and other assurances reasonably necessary in connection with the performance of the Parties' obligations hereunder in order to carry out the intent of the Parties.

(g) Interpretation. No party or its counsel shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof.   The language in all parts of this Agreement shall in all cases be construed according to its fair meaning and not strictly construed for or against any party hereto.

(h) Negotiation of the Agreement. This Agreement is the product of arms length negotiations and contains all the terms and conditions agreed upon by the Parties regarding the subject matter of this Agreement. This Agreement shall be deemed jointly negotiated and drafted and no single party shall be deemed to be the sole drafter of this Agreement.

(i) Governing Law. This Agreement has been entered into in the State of California and all questions with respect to this Agreement and the rights and liabilities of the Parties hereto shall be governed by the laws of that state as would apply to contracts wholly made and executed in that state.

(j) Definitions. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the identity of the person, persons, entity, or entities may require.

(k) Titles and Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

(l) Authority to Execute Agreement. Each party or person executing this Agreement in a representative capacity on behalf of a corporate entity hereby represents that he or she is duly authorized by such entity to execute this Agreement on its behalf, and to bind it to the terms and conditions hereof.

(m) Severability. The provisions of this Agreement are severable, and if any one or more provisions shall be determined to be illegal, invalid, or unenforceable in whole or in part, the remainder of this Agreement and any partially unenforceable provisions to the extent enforceable, nevertheless shall be binding and enforceable.

(n) Attorneys’  Fees  and  Costs. Except as otherwise provided in this Agreement, each of the parties hereto shall pay all of its own costs, legal fees, and any other expenses incurred in connection with the Action. In the event of any arbitration or court proceeding arising from or relating to this Agreement, the prevailing party in that arbitration or litigation shall be entitled to his/her/its attorneys' fees and costs in connection therewith.

(o) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. PDF signature pages shall be deemed original signature pages.

(p) Waiver. No failure or delay by a party to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement, or to exercise any right, power or remedy hereunder or under law or consequent upon a breach hereof or thereof shall constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy or of any such breach or preclude such party from exercising any such right, power or remedy at any later time or times.

12.  Notices

All notices or other communications required or permitted under this Agreement shall be in writing and shall be delivered by personal service, or by certified or registered mail, postage prepaid, return receipt requested, to the Parties hereto at the addresses herein set forth below:

If to Adrenalina Parties:

Ilia Lekach Adrenalina Inc.
1250 Hallandale Blvd., #420 Hallandale Beach, FL 33009

CC:

Keith D. Diamond
Law Offices of Keith D. Diamond 3440 Hollywood Blvd., #415
Hollywood, FL 33021 If to the Gomez Parties:
P.J. Shapiro, Esq.
Ziffren Brittenham, et al. LLP 1801 Century Park West
Los Angeles, CA 90067 CC:

Michael E. Weinsten, Esq. Lavely & Singer P.C.
2049 Century Park East, Suite 2400 Los Angeles, CA 90067

13.  Confidentiality

Except as otherwise provided herein, the terms of this Agreement shall be treated as strictly confidential. Accordingly, no Party or his/her/its Affiliated Parties shall, directly or indirectly, verbally or otherwise, disclose, discuss, disseminate, divulge, post, reveal, publish, publicize, or hint at any of the terms hereof to any person or entity, except as set in this section. Notwithstanding anything to the contrary above, a Party or his/her/its attorneys may disclose the terms of this Agreement to that Party's or attorney's attorney, tax or financial advisor or accountant, but only to the extent that such attorney, advisor or accountant requires such information for legitimate legal or tax or financial planning/tax reporting purposes and that any attorney, tax or financial advisor or accountant receiving such information is advised of the requirement of confidentiality and agrees to keep the terms hereof strictly confidential. A Party or his/her/its attorney may also disclose the terms of this Agreement as reasonably necessary in any judicial or arbitral proceeding to enforce the terms hereof, or to comply with reporting obligations to the government, including but not limited to the Securities Exchange Commission.

To the extent any Party, and/or his/her/its counsel or other representative, receives a lawful subpoena or other judicial compulsion seeking the disclosure of this Agreement or the terms herein, such Party shall immediately notify the other Party of such process in writing and shall allow such other Party at least five business days to object in writing to disclosure. The Party under compulsion of subpoena or judicial process shall not disclose any confidential information during the five day period and, if an objection is made by a Party seeking to avoid disclosure, the Party under compulsion shall refrain from disclosing any confidential information to the maximum extent permissible by law to afford the objecting party sufficient time to take appropriate legal action to prevent disclosure.

In response to any inquiry from any person or entity concerning the Action and/or resolution thereof, a Party and/or his/her/its representatives may respond only that “the Parties have amicably resolved their differences,” or words to that effect, or may provide no response at all.

IN WITNESS WHEREOF, the parties have caused this Settlement Agreement and Mutual Release to be executed as follows.

Date: September 6, 2013		/s/ Ilia Lekach
ILIA LEKACH

ADRENALINA, INC.

Date: September 6, 2013	By:	/s/ Ilia Lekach
	Name:	Ilia Lekach
	Title:	President

GIGANTIC PARFUMS, LLC

Date: September 6, 2013	By:	/s/ Ilia Lekach
	Name:	Ilia Lekach
	Title:	President

JULY MOON PRODUCTIONS, INC.

Date: September 9, 2013	By:	/s/ Selena Gomez
	Name:	Selena Gomez
	Title:	President

Date: September 9, 2013		/s/ Selena Gomez
SELENA GOMEZ

EXHIBIT A

ITEM	ITEM DESCRIPTION	QTY ON HAND	IN TRANSIT	TOTAL AVAILABLE	COST	TOTAL

Selena Gomez Raw Materials
ADR‐ACTCOVER30ML AA	Selena Gomez Parts:30ml Actuator Cover	1,597		1,597	‐	‐
ADR‐BOT100ML AA	Selena Gomez Parts:100 ml Bottle	11,861		11,861	0.630	7,472.43
ADR‐BOT30ML AA	Selena Gomez Parts:30 ml Bottle	9,955	16,000	25,955	0.500	12,977.50
ADR‐BOT50ML AA	Selena Gomez Parts:50 ml Bottle	26,560		26,560	0.510	13,545.60
ADR‐BOX100ML AA	Selena Gomez Parts:100 ml Box	32,614		32,614	0.490	15,980.86
ADR‐BOX30ML AA	Selena Gomez Parts:30 ml Box	57,225		57,225	0.400	22,890.00
ADR‐BOX50ML AA	Selena Gomez Parts:50 ml Box	28,627		28,627	0.420	12,023.34
ADR‐CAP100ML AA	Selena Gomez Parts:100 ml Cap Prod Lips‐Protector	13,075		13,075	2.100	27,457.50
ADR‐CAP30ML AA	Selena Gomez Parts:30 ml Cap Prod Lips‐Protector	9,351	18,700	28,051	2.100	58,907.10
ADR‐CAP50ML AA	Selena Gomez Parts:50 ml Cap Prod Lips‐Protector	26,610		26,610	2.100	55,881.00
ADR‐CELLPARTITION AA	Selena Gomez Parts:100 ml WIP Shipper x 24	238		238	1.780	423.64
ADR‐CHIP100ML AA	Selena Gomez Parts:100 ml Packer x 3	4,065		4,065	0.470	1,910.55
ADR‐CHIP30ML AA	Selena Gomez Parts:30 ml Packer x 3	13,763		13,763	0.300	4,128.90
ADR‐CHIP50ML AA	Selena Gomez Parts:50 ml Packer x 3	11,700		11,700	0.360	4,212.00
ADR‐DEEPBOX30ML AA	Selena Gomez Parts:30ml Deep Box	684		684	1.070	731.88
ADR‐DEEPCHP30ML AA	Selena Gomez Parts:30ml Packer	‐		‐	0.700	‐
ADR‐DEEPMASTER30ML AA	Selena Gomez Parts:30ML DEEP BOX SHIPPER	‐		‐	0.896	‐
ADR‐DOWN15ML AA	Selena Gomez Parts:15ml Down Cap	6,576		6,576	0.150	986.40
ADR‐GSBOX163290 AA	Selena Gomez Parts:30ml Gift Set Window Box	5,672		5,672		‐
ADR‐GSBOX162990L AA	Selena Gomez Parts: 100 ml Gift Set Box	9,475		9,475		‐
ADR‐INNERDEEP30ML AA	Selena Gomez Parts:30ml Inner Deep Carton	1,426		1,426	‐	‐
ADR‐INNER100ML AA	Selena Gomez Parts:100ml Inner Carton	7,427		7,427	‐	‐
ADR‐INNER30ML AA	Selena Gomez Parts:30 ml Inner Carton	57,350		57,350	‐	‐
ADR‐INNER50ML AA	Selena Gomez Parts:50 ml Inner Carton	36,981		36,981	‐	‐
ADR‐LABEL100ML AA	Selena Gomez Parts:100 ml Bottom Label	12,218		12,218	0.020	244.36
ADR‐MASTER100ML AA	Selena Gomez Parts:100 ml Shipper x 12	‐		‐	0.700	‐
ADR‐MASTER30ML AA	Selena Gomez Parts:30 ml Shipper x 12	661		661	0.700	462.70
ADR‐MASTER4PC AA	Selena Gomez Parts:4PC Set Shipper	1,667		1,667	0.980	1,633.66
ADR‐MASTER50ML AA	Selena Gomez Parts:50 ml Shipper x 12	2,760		2,760	0.700	1,932.00
ADR‐MASTWINDOW‐GS AA	Selena Gomez Parts: Gift Set Shipper x 6	933		933	2.260	2,108.58
ADR‐PUMP100ML AA	Selena Gomez Parts:100 ml Bottle Pump	51,393		51,393	0.230	11,820.39
ADR‐PUMP30ML AA	Selena Gomez Parts:30 ml Bottle Pump	‐	42,298	42,298	0.280	11,843.44
ADR‐PUMP50ML AA	Selena Gomez Parts:50 ml Bottle Pump	78,450		78,450	0.230	18,043.50

ITEM	ITEM DESCRIPTION	QTY ON HAND	IN TRANSIT	TOTAL AVAILABLE	COST	TOTAL

ADR‐PURSEBOT10ML AA	Selena Gomez Parts: 10 ml Purse Bottle	181		181	0.760	137.56
ADR‐PURSECAP10ML AA	Selena Gomez Parts:10ml Metal Shoulder	826		826	0.160	132.16
ADR‐SHLDR100/50ML AA	Selena Gomez Parts:100ml and 50ml Metal Shoulder	45,947		45,947	0.090	4,135.23
ADR‐SLEEVE30ML AA	Selena Gomez Parts:30ml Selena Gomez Sleeve	869		869	‐	‐
ADR‐SPRAYER15ML AA	Selena Gomez Parts:15ml Cap Prod Lips‐Protector	5,507		5,507	0.150	826.05
ADR‐SPRYER10ML AA	Selena Gomez Parts:10ml Cap Prod Lips‐Protector	3,856		3,856	0.830	3,200.48
ADR‐TESTERLABEL AA	Selena Gomez Parts:Tester Label	99,350		99,350	0.010	993.50
ADR‐TSTBOX100ML AA	Selena Gomez Parts:100ml Tester Box	22,099		22,099	0.610	13,480.39
ADR‐UPPER15ML AA	Selena Gomez Parts:15ml Upper‐Cap	6,864		6,864	0.150	1,029.60
ADR‐UT279099/00 AA	Selena Gomez Parts:Selena Mod 2 @ 18%	279		279	14.780	4,123.62
ADR‐VACFORM161790 AA	Selena Gomez Parts: 30 ml Selena Gomez PVC Vacform	5,984		5,984	‐	‐
ADR‐VIALBOT2ML AA	Selena Gomez Parts:10ml WIP Purse Fill & Assembly	240,000		240,000	0.130	31,200.00
ADR‐VIALCAP2ML AA	Selena Gomez PartsL 2ml Vial Cap	240,000		240,000	‐	‐
ADR‐VIALCARD AA	Selena Gomez 2ml Vial Card	342,000		342,000	0.040	13,680.00
ADR‐BLTUBE50ML AA	Selena Gomez Parts:50 ml Body Lotion Tube	16,028		16,028	0.610	9,777.08
ADR‐BOXB/L200ML AA	Selena Gomez 200ml Body Lotion Box	2,085		2,085	0.450	938.25
ADR‐INNERB/L200ML AA	Selena Gomez 200ml Body Lotion Inner Carton	2,422		2,422	‐	‐
ADR‐OILB/L AA	Selena Body Lotion Oil UAB07377/00	12		12	69.400	864.03
ADR‐OILS/G AA	Selena Shower Gel UAA01048/00	7		7	69.400	461.51
ADR‐SGTUBE50ML AA	Selena Gomez Parts: 50 ml Shower Gel Tube	15,755		15,755	0.610	9,610.55
SK‐33‐27 AA	SELENA GOMEZ VIVAMORE BODY LOTION	579		579	3.143	1,819.80
SK‐33‐29 AA	SELENA GOMEZ SHIMMER BODY LOTION	33		33	3.143	102.15
SK‐33‐54 AA	GIGANTIC PARFUMS/SELENA GOMEZ VIVAMORE SHOWER G	1,786		1,786	4.758	8,495.41
Total Selena Gomez Raw Materials						392,624.69
SG Vivamore Raw Materials
S2R‐BOT100ML AA	SG Vivamore Parts:100 ml Bottle	3,053	‐	3,053	0.710	2,167.63
S2R‐BOT30ML AA	SG Vivamore Parts:30 ml Bottle	253	‐	253	0.500	126.50
S2R‐BOT50ML AA	SG Vivamore Parts:50 ml Bottle	4,266	‐	4,266	0.530	2,260.98
S2R‐BOX100ML AA	SG Vivamore Parts:100ml Box	216	‐	216	0.850	183.60
S2R‐BOX30ML AA	SG Vivamore Parts:30ml Box	23,225	‐	23,225	0.650	15,096.25
S2R‐BOX50ML AA	SG Vivamore Parts:50ml Box	2,260	‐	2,260	0.680	1,536.80
S2R‐CAPPROD100ML AA	SG Vivamore Parts:100 ml Cap Prod Lips‐Protector	6,634	‐	6,634	1.830	12,140.22
S2R‐CAPPROD30ML AA	SG Vivamore Parts:30 ml Cap Prod Lips‐Protector	392	‐	392	1.810	709.52

ITEM	ITEM DESCRIPTION	QTY ON HAND	IN TRANSIT	TOTAL AVAILABLE	COST	TOTAL

S2R‐CAPPROD50ML AA	SG Vivamore Parts:50 ml Cap Prod Lips‐Protector	‐	5,150	5,150	2.810	14,471.50
S2R‐DEEPBOX30ML AA	SG Vivamore Parts:30ml Deep Box	353	‐	353	1.200	423.60
S2R‐INNERDEEP30ML AA	SG Vivamore: 30ml Inner Deep Carton	536	‐	536	-	‐
ADR‐GSBOX205190 AA	SG VIVAMORE Parts: 100ml 4 PC Gift Set Box	5,180	‐	5,180	3.710	19,217.80
S2R‐LABEL100ML AA	Selena Gomez Vivamore: 100ml Bottom Label	3,655	‐	3,655	0.010	36.55
S2R‐LABEL30ML AA	SG Vivamore Parts: 30ml Labels	307	‐	307	0.010	3.07
S2R‐LABEL50ML AA	SG Vivamore Parts: 50ml Labels	1,850	‐	1,850	0.010	18.50
S2R‐LINER100ML AA	SG Vivamore Parts:100ml Liner	200	‐	200	‐	‐
S2R‐LINER30ML AA	SG Vivamore Parts:30ml Liner	23,225	‐	23,225	‐	‐
S2R‐LINER50ML AA	SG Vivamore Parts:50ml Liner	4,850	‐	4,850	‐	‐
S2R‐PURSEBOT10ML AA	SG Vivamore Parts:10 ml Purse Bottle	201	‐	201	0.760	152.76
S2R‐SLEEVE30ML AA	SG Vivamore Parts:30ml Selena Gomez Sleeve	586	‐	586	‐	‐
S2R‐TSTBOX100ML AA	Viva More Parts:100ml Tester Box	1,015	‐	1,015	0.690	700.35
S2R‐UAB13973/00 AA	SG Vivamore Parts:So Selena Mod 3 @ 18%	173	‐	173	14.780	2,556.94
S2R‐BLTUBE50ML AA	SG Vivamore Parts:50 ml Body Lotion Tube	239	‐	239	0.610	145.79
S2R‐OILB/L AA	SG Vivamore Parts:Selena B/L Oil UAB17143/00	6	‐	6	69.400	444.16
S2R‐OILS/G AA	SG Vivamore Parts:Selena Oil S/G UAC04665/00	7	‐	7	69.400	461.51
	Total SG Vivamore Raw Materials					72,854.03

Selena Gomez work in Progress

16.09.92 AA	Selena Gomez 1.7oz Shower Gel WIP	526	-	526	1.230	646.98
16.12.92 AA	Selena Gomez 0.34 oz/10ml Purse Spray WIP	10,092	-	10,092	2.290	23,110.68
16.18.92 AA	Selena Gomez 1.0 oz EDP WIP	1,759	-	1,759	3.640	6,402.76
Total Selena Gomez Work in Progress						30,160.42

Selena Gomez Vivamore work in Progress

20.06.92 AA	SG Vivamore 1.7oz Body Lotion WIP	5,200	-	5,200	1.130	5,876.00
20.09.92 AA	SG Vivamore 1.7oz Shower Gel WIP	5,155	-	5,155	1.220	6,289.10
20.12.92 AA	SG Vivamore 0.34 oz/10ml Purse Spray WIP	4,944	-	4,944	2.290	11,321.76
Total SG Vivamore Work in Progress						23,486.86

Selena Gomez Finished Goods

13.30.84 AA	SG Vivamore Shopping Bags	15,000	-	15,000	0.970	14,550.00
13.34.95	SG Puprple striped backpack	-	20,000	20,000	4.270	85,400.00

ITEM	ITEM DESCRIPTION	QTY ON HAND	IN TRANSIT	TOTAL AVAILABLE	COST	TOTAL

19.01.82 AA	SG VIVAMORE .88ML EDP VOC	249,740	-	249,740	0.330	82,414.20
13.18.95 AA	SG Train Case	40	-	40	1.890	75.60
ADR‐PURPLEBAG AA	SG Purple Container	32,299	-	32,299	0.780	25,193.22
13.24.95 AA	SG GWP Reversible Tote Bag	1	-	1	2.900	2.90
13.01.84 AA	SG Blotter Cards	108,700	-	108,700	0.020	2,174.00
Total Selena Gomez Finished Goods						209,809.92

Total Inventory						728,935.92

Description	Quantity
SG 1.0oz/30ml EDP Spray	25,000
SG 1.7oz/50ml EDP Spray	25,000
SG 4pc gift set (100ml, BL, SG, 10ml Spray)	10,000
Vivamore 4pc gift set (100ml, BL, SG, 10ml Spray)	5,000